INDEPENDENT AUDITORS' CONSENT


Board of Directors and Stockholders
TECHNE Corporation
Minneapolis, Minnesota

We consent to the incorporation by reference in the Registration Statements (No. 33-42992, 33-49160, 33-86728, 33-86732, 333-14211, 333-37263, 333-88885, and
333-4992) on Form S-8 of TECHNE Corporation of our reports dated August 8, 2003, with respect to the consolidated balance sheet of TECHNE Corporation as of June 30, 2003, and the related consolidated statements of earnings, stockholders' equity and cash flows for the year then ended, and the related financial statement schedule for the year ended June 30, 2003, which reports appear in the June 30, 2003, annual report on Form 10-K of TECHNE Corporation.

Our report on the fiscal 2003 consolidated financial statements of TECHNE Corporation and Subsidiaries refers to the Company's adoption of the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," on July 1, 2002.


                                                /s/ KPMG LLP


Minneapolis, Minnesota
September 26, 2003